EXHIBIT 99.1

AutoZone 3rd Quarter Sales up 5.9%; Same Store Sales up 2.1%

MEMPHIS, Tenn., May 24, 2006 (PRIMEZONE) -- AutoZone, Inc. (NYSE:AZO) today reported sales of $1.417 billion for its third quarter (12 weeks) ended May 6, 2006, up 5.9% from fiscal third quarter 2005. Same store sales, or sales for stores open at least one year, were up 2.1% for the quarter.

Net income for the quarter decreased 2.3% over the same period last year to $144.4 million, while diluted earnings per share increased 1.4% to $1.89 per share from $1.86 per share reported in the year-ago quarter.

Under its share repurchase program, AutoZone repurchased 2.3 million shares of its common stock for $228.3 million during the third quarter, at an average price of $98 per share. Since 1998 cumulative share repurchases have totaled $4.3 billion, or 89.5 million shares at an average price of $49 per share.

For the quarter, gross profit, as a percentage of sales, was 49.7% (versus 50.3% last year). The reduction in comparable gross margin was primarily due to a higher penetration of commodity and maintenance items versus last year, which typically have lower margins. Additionally, operating expenses, as a percentage of sales, were 31.8% (versus 30.9% last year). A portion of the increase in operating expenses this year reflected $4.2 million in share-based expenses resulting from the adoption of the Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payments." Adjusting for this non-comparable expense item, operating expenses were 31.5% (versus 30.9% last year) or 61 basis points over last year. The increase in comparable operating expenses reflected both the Company's ongoing initiatives to improve the customer shopping experience, such as additional training and extended hours of operation, and higher occupancy costs versus last year.

Excluding this quarter's share-based charges, adjusted net income decreased 0.5%, while adjusted diluted earnings per share of $1.92 were up 3.3% versus the year-ago quarter.

The Company's total per store inventory level, including supplier owned pay-on-scan inventory, as of May 6, 2006, was $495 thousand versus $497 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, increased on a per store level to $82 thousand from $59 thousand last year.

"We are pleased with the progress we are making on the major initiatives launched at the beginning of the year. These initiatives, which focus on improving the customer shopping experience, have resulted in improved sales and measurable increases in customer service metrics. I would like to thank all of our AutoZoners for their commitment to deliver exceptional service to our customers," said Bill Rhodes, President and Chief Executive Officer. "We will continue our disciplined approach to growing operating earnings over the long-term while effectively deploying capital."

During the quarter ended May 6, 2006, AutoZone opened 42 new stores and replaced 4 stores in the U.S. while additionally opening 4 new stores in Mexico. Additionally, the Company re-opened 2 U.S. stores closed due to hurricane-related damage. As of May 6, 2006, the Company had 3,699 domestic stores and 92 stores in Mexico.

AutoZone is the nation's leading retailer of automotive parts and accessories. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a one-hour conference call this morning, Wednesday, May 24, 2006, beginning at 10:00 a.m. (EDT) to discuss the third quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-3495 through Tuesday, May 30, 2006, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted debt, adjusted debt/EBITDAR, adjusted rent expense, adjusted operating expense, adjusted operating profit, adjusted income before taxes, adjusted income taxes, adjusted net income, adjusted basic earnings per share, and adjusted diluted earnings per share. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management manages the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. This is important information for the Company's management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; gasoline prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 27, 2005, for more information related to those risks.

 AutoZone's 3rd Quarter Highlights - Fiscal 2006

 Condensed Consolidated Statements of Operations
 3rd Quarter
 (in thousands, except per share data)

                          GAAP Results               Adjustments
                    ------------------------   -----------------------
                          12 Weeks Ended           12 Weeks Ended
                       May 6,       May 7,       May 6,       May 7,
                        2006         2005         2006*        2005
                     ----------   ----------   ----------   ----------
 Net sales           $1,417,433   $1,338,387   $       --   $       --
 Cost of sales          713,392      665,284           --           --
                     ----------   ----------   ----------   ----------
 Gross profit           704,041      673,103           --           --
 Operating, SG&A
  expenses              450,872      413,641       (4,163)          --
                     ----------   ----------   ----------   ----------
 Operating profit
  (EBIT)                253,169      259,462        4,163           --
 Interest expense,
  net                    24,921       24,223           --           --
                     ----------   ----------   ----------   ----------
 Income before taxes    228,248      235,239        4,163           --
 Income taxes            83,820       87,450        1,529           --
                     ----------   ----------   ----------   ----------
 Net income          $  144,428   $  147,789   $    2,634   $       --
                     ==========   ==========   ==========   ==========
 Net income per
  share:
   Basic             $     1.90   $     1.88
   Diluted           $     1.89   $     1.86
 Weighted average
  shares outstanding:
   Basic                 75,909       78,521
   Diluted               76,583       79,494

                                            Adjusted
                                   --------------------------
                                        12 Weeks Ended
                                     May 6,          May 7,
                                      2006            2005
                                   ----------      ----------
 Net sales                         $1,417,433      $1,338,387
 Cost of sales                        713,392         665,284
                                   ----------      ----------
 Gross profit                         704,041         673,103
 Operating, SG&A expenses             446,709         413,641
                                   ----------      ----------
 Operating profit  (EBIT)             257,332         259,462
 Interest expense, net                 24,921          24,223
                                   ----------      ----------
 Income before taxes                  232,411         235,239
 Income taxes                          85,349          87,450
                                   ----------      ----------
 Net income                        $  147,062      $  147,789
                                   ==========      ==========
 Net income per share:
   Basic                           $     1.94      $     1.88
   Diluted                         $     1.92      $     1.86
 Weighted average shares
  outstanding:
   Basic                               75,909          78,521
   Diluted                             76,583          79,494

 * Fiscal 2006 operating expense includes $4.2MM in share-based compensation expense related to the adoption of SFAS No.123(R).

 Year-to-date 3rd Quarter, F2006

                          GAAP Results               Adjustments
                     -----------------------   -----------------------
                         36 Weeks Ended            36 Weeks Ended
                       May 6,       May 7,       May 6,       May 7,
                        2006         2005         2006*        2005**
                     ----------   ----------   ----------   ----------
 Net sales           $4,009,325   $3,828,645   $       --   $       --
 Cost of sales        2,033,566    1,952,370           --           --
                     ----------   ----------   ----------   ----------
 Gross profit         1,975,759    1,876,275           --           --
 Operating,
  SG&A expenses       1,338,952    1,251,781      (12,145)     (40,321)
                     ----------   ----------   ----------   ----------
 Operating profit
  (EBIT)                636,807      624,494       12,145       40,321
 Interest expense,
  net                    72,994       69,659           --           --
                     ----------   ----------   ----------   ----------
 Income before taxes    563,813      554,835       12,145       40,321
 Income taxes           207,990      190,431        4,480       30,219
                     ----------   ----------   ----------   ----------
 Net income          $  355,823   $  364,404   $    7,665   $   10,102
                     ==========   ==========   ==========   ==========
 Net income
  per share:
   Basic             $    4.66    $     4.59
   Diluted           $    4.62    $     4.53
 Weighted Average
  Shares outstanding:
   Basic                76,427        79,308
   Diluted              77,070        80,369

                                  Adjusted
                       ----------------------------
                              36 Weeks Ended
                       May 6, 2006      May 7, 2005
                       -----------      -----------
 Net sales             $ 4,009,325      $ 3,828,645
 Cost of sales           2,033,566        1,952,370
                       -----------      -----------
 Gross profit            1,975,759        1,876,275
 Operating,
  SG&A expenses          1,326,807        1,211,460
                       -----------      -----------
 Operating profit
  (EBIT)                   648,952          664,815
 Interest expense,
  net                       72,994           69,659
                       -----------      -----------
 Income before taxes       575,958          595,156
 Income taxes              212,470          220,650
                       -----------      -----------
 Net income            $   363,488      $   374,506
                       ===========      ===========
 Net income
  per share:
   Basic               $      4.76      $      4.72
   Diluted             $      4.72      $      4.66
 Weighted Average
  Shares outstanding:
   Basic                    76,427           79,308
   Diluted                  77,070           80,369

   * Fiscal 2006 operating expense includes $12.1MM in share-based compensation expense related to the adoption of SFAS No.123(R).

  ** Fiscal year 2005 includes a non-cash adjustment, substantially all of which relates to prior years, of $40.3 million ($25.4 million net of tax) associated with accounting for leases and leasehold improvements. Additionally, fiscal year 2005 income taxes include a $15.3 million benefit primarily from the planned one-time repatriation from foreign subsidiaries.

 Selected Balance Sheet Information
 (in thousands)
                                  May 6,        May 7,      August 27,
                                   2006          2005          2005
                                ----------    ----------    ----------
 Merchandise inventories        $1,752,687    $1,639,190    $1,663,860
 Current assets                  2,040,376     1,911,738     1,929,459
 Property and equipment, net     2,021,692     1,880,218     1,937,615
 Total assets                    4,442,919     4,168,502     4,245,257
 Accounts payable                1,442,132     1,429,675     1,539,776
 Current liabilities             1,865,729     1,816,585     1,811,159
 Debt                            1,825,125     1,914,525     1,861,850
 Stockholders' equity              568,545       298,746       391,007
 Working capital                   174,647        95,153       118,300

 ---------------------------------------------------------------------

 Adjusted Debt /
 EBITDAR (Trailing 4 Qtrs)      May 6, 2006   May 7, 2005
 -------------------------      ----------    ----------
 Net income                     $  562,438    $  573,797
 Add:  Interest                    105,778        98,371
       Taxes                       319,761       316,081
                                ----------    ----------
 EBIT                              987,977       988,249

 Add:  Depreciation                133,528       130,719
       Rent expense*               136,630       146,924
       Option expense               12,145           --
                                ----------    ----------
 EBITDAR                        $1,270,280    $1,265,892

 Debt                           $1,825,125    $1,914,525
 Add:  Adjusted rent x 6**         819,780       752,382
                                ----------    ----------
 Adjusted debt                  $2,644,905    $2,666,907

 Adjusted debt to EBITDAR              2.1           2.1

   * Fiscal 2005 rent expense includes a $21.5 million non-cash adjustment associated with accounting for leases and leasehold improvements.

  ** Adjusted rent is defined as GAAP rent expense less the impact from the cumulative lease accounting adjustment recorded in the second quarter of fiscal year 2005.

 Selected Cash Flow Information
 (in thousands)
                            12 Weeks Ended          36 Weeks Ended
                         --------------------    --------------------
                           May 6,      May 7,      May 6,      May 7,
                           2006        2005        2006        2005
                         --------    --------    --------    --------
 Depreciation            $ 32,291    $ 25,345    $ 94,600    $ 96,669
 Capital spending        $ 66,306    $ 68,161    $182,168    $186,939

 Cash flow before
 share repurchase:
  Net increase
   (decrease) in cash
   and cash equivalents  $  2,596    $ (2,761)   $  9,158    $    526
  Subtract increase
   (decrease) in debt      45,825      13,025     (36,725)     45,275
  Subtract share
   repurchases           (228,324)   (278,558)   (238,111)   (308,558)
                         --------    --------    --------    --------
 Cash flow before
  share repurchases
  and changes in debt    $185,095    $262,772    $283,994    $263,809
                         ========    ========    ========    ========

                                             Trailing 4 Quarters
                                          ------------------------
                                         May 6, 2006    May 7, 2005
                                          ---------      ---------
 Depreciation                             $ 133,528      $ 130,719
 Capital spending                         $ 278,707      $ 259,631

 Cash flow before share repurchase:
 Net increase(decrease) in cash
  and cash equivalents                    $   6,590      $ (10,424)
 Subtract increase (decrease) in debt       (89,400)       115,608
 Subtract share repurchases                (356,405)      (626,357)
                                          ---------      ---------
 Cash flow before share repurchases
  and changes in debt                     $ 452,395      $ 500,325
                                          =========      =========

 Other Selected Financial Information
 (in thousands)
                                         May 6, 2006     May 7, 2005
                                         -----------     -----------
 Cumulative share repurchases ($)         $4,339,876      $3,983,472

 Cumulative share repurchases (shares)        89,481          85,767
 Shares outstanding, end of quarter           74,750          77,317
 ---------------------------------------------------------------------
                                             Trailing 4 Quarters
                                         May 6, 2006     May 7, 2005
                                         -----------     -----------
 Net income                               $  562,438      $  573,797
 Add: After-tax interest                      67,433          63,430
      After-tax rent                          87,102          94,737
                                         -----------     -----------
 After-tax return                            716,973         731,964

 Average debt                              1,928,245       1,938,801
 Average equity                              474,459         275,324
 Rent x 6                                    819,780         881,544
                                         -----------     -----------
 Pre-tax invested capital                  3,222,484       3,095,669

 Return on Invested Capital (ROIC)              22.2%           23.6%
 ---------------------------------------------------------------------

 AutoZone's 3rd Quarter Fiscal 2006
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
                                  12 Weeks Ended     36 Weeks Ended
                                 ----------------    ---------------
                                 May 6,    May 7,    May 6,   May 7,
                                  2006      2005      2006     2005
                                 ------    ------    ------   ------
 Domestic stores:
  Store count:
  Stores opened                      42        33       116       88
  Store closures                      -         2         1        3
  Re-opened hurricane
   stores                             2         -         5        -
  Hurricane-related
   store closures                     8         -        13        -
  Replacement stores                  4         2        11        4
  Total domestic stores           3,699     3,505         -        -

  Stores with commercial sales    2,123     2,052         -        -

  Square footage
   (in thousands):               23,524    22,236         -        -
  Square footage per store        6,360     6,344         -        -
 Mexico stores:
  Stores opened                       4         6        11       10
  Total stores in Mexico             92        73         -        -

 Total stores chainwide           3,791     3,578         -        -

 Sales Statistics
 (Domestic Stores Only)
 ----------------------

                        12 Weeks Ended           Trailing 4 Quarters
                   -----------------------    ------------------------
                  May 6, 2006  May 7, 2005   May 6, 2006   May 7, 2005
                   ----------   ----------    ----------    ----------
 Total retail
  sales ($ in
  thousands)       $1,189,158   $1,122,259    $4,943,059    $4,750,163
   % Increase vs
   LY retail sales          6%          (2%)           4%            0%
 Total commercial
  sales ($ in
  thousands)       $  169,846   $  170,425    $  714,703    $  728,162
   % Increase vs
   LY commercial
   sales                    0%          (5%)          (2%)           0%

 Sales per
  average store
  ($ in thousands) $      370   $      370    $    1,571    $    1,601
 Sales per average
  square foot              58           58           247           252

                        12 Weeks Ended             36 Weeks Ended
                   -----------------------    ------------------------
                  May 6, 2006  May 7, 2005   May 6, 2006   May 7, 2005
                   ----------   ----------    ----------    ----------
 Same store sales        2.1%        (5.0%)         1.1%         (2.7%)

 Inventory Statistics (Total Stores)
 -----------------------------------
                                         as of                as of
                                      May 6, 2006         May 7, 2005
                                      -----------         -----------
 Accounts payable/inventory                  82.3%               87.2%

 ($ in thousands)
 Inventory*                            $1,752,687          $1,639,190
 Pay-on-scan inventory                    123,354             140,715
                                       ----------          ----------
 Total inventory                       $1,876,041          $1,779,905

 Total inventory per store             $      495          $      497

 Net inventory (net of payables)       $  310,555          $  209,515
 Net inventory  / store                $       82          $       59

 * This is reported balance sheet inventory

                                             Trailing 4 Quarters
                                      -------------------------------
                                      May 6, 2006         May 7, 2005
                                      -----------         -----------
 Inventory turns based on
  ending inventories**                      1.7 x              1.8  x

  ** Inventory turns calculation includes the pay-on-scan inventory balances disclosed above and the cost of sales related to
     pay-on-scan sales, which were $236.5MM for the trailing 4
     quarters May 6, 2006 and $200.7MM for the trailing 4 quarters
     May 7, 2005.

CONTACT:  AutoZone, Inc.
          Financial:
           Brian Campbell
           (901) 495-7005
           brian.campbell@autozone.com
          Media:
           Ray Pohlman
           (901) 495-7962
           ray.pohlman@autozone.com